UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2014

Sophiris Bio Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1258 Prospect Street, La Jolla, California		92037
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-777-1760

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 19, 2014 the Board of Directors of Sophiris Bio Inc. approved the appointment of Gerald Proehl as a director of the Company. Mr. Proehl was also appointed as a member of both the audit committee and the corporate governance and nomination committee. Mr. Proehl will serve until the Company’s 2014 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In accordance with the Company’s 2013 Non-Employee Director Compensation Program (the "Program"), Mr. Proehl is entitled to receive a $35,000 annual retainer for service as a Board member. In addition, Mr. Proehl is entitled to receive annual retainers of $7,500 and $3,500 for service as a member of the audit committee and the corporate governance and nomination committee, respectively.

In addition, under the terms of the Program, Mr Proehl is eligible to receive an option to purchase 16,500 shares of the Company's common stock which shares shall vest at the rate of 1/36th per month, subject to Mr. Phoehl's continued service through each vest date. Such grant shall be pursuant to the Company’s Amended and Restated 2011 Stock Option Plan. The Board subsequently approved the granting of this option on March 24, 2014.

The Company entered into a standard form of indemnification agreement with Mr. Proehl (the "Indemnification Agreement") effective upon his appointment to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Proehl, under the circumstances and to the extent provided for therein, for certain expenses which Mr. Proehl may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under the British Columbia Business Corporations Act and the Company’s Bylaws. The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (No. 333-186724), as originally filed on February 15, 2013, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Proehl and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Proehl and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Proehl and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

March 24, 2014	By:	Peter T. Slover

Name: Peter T. Slover
Title: Chief Financial Officer